UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company’s 2011 annual meeting of stockholders (the “Annual Meeting”) was held on June 9, 2011. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.                                    The Company’s stockholders elected each of the following directors to serve until the Company’s 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Michael Gooch	101,548,674	1,278,441	12,512,864

Marisa Cassoni	101,909,672	917,443	12,512,864

2.                                    The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2011 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
115,254,899	51,870	33,210	0

3.                                    The Company’s stockholders approved the Amendment to the GFI Group Inc. 2008 Equity Incentive Plan by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
60,189,110	40,650,741	1,987,264	12,512,864

4.                                    The Company’s stockholders, by non-binding vote, approved the Company’s executive compensation by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
89,362,411	11,480,478	1,984,226	12,512,864

5.                                    The Company’s stockholders, by non-binding vote, approved a frequency of three years for future non-binding votes on executive compensation by the following votes:

One Year	Two Years	Three Years	ABSTAIN
40,060,056	184,205	60,590,027	1,992,827

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description

10.1

Third Amendment to the GFI Group Inc. 2008 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-51103)) filed with the Securities and Exchange Commission on April 21, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.
Date: June 10, 2011
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary